AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2006
                                                      REGISTRATION NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                                PITNEY BOWES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  -------------

                               WORLD HEADQUARTERS
                                 1 ELMCROFT ROAD
                             STAMFORD, CT 06926-0700
        DELAWARE         TELEPHONE NUMBER: (203) 356-5000       06-0495050
   (STATE OR OTHER        (ADDRESS OF PRINCIPAL EXECUTIVE     (I.R.S. EMPLOYER
   JURISDICTION OF         OFFICES INCLUDING ZIP CODE       IDENTIFICATION NO.)
   INCORPORATION OR
    ORGANIZATION)

                                  -------------

                PITNEY BOWES INC. DEFERRED INCENTIVE SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                                  -------------

          MICHELE COLEMAN MAYES
SENIOR VICE PRESIDENT AND GENERAL COUNSEL                COPIES TO:
            PITNEY BOWES INC.                      RONALD O. MUELLER, ESQ.
           WORLD HEADQUARTERS                    GIBSON, DUNN & CRUTCHER LLP
             1 ELMCROFT ROAD                    1050 CONNECTICUT AVENUE, N.W.
         STAMFORD, CT 06926-0700                   WASHINGTON, D.C. 20036
             (203) 356-5000                            (202) 955-8500
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  -------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                      PROPOSED
                                         PROPOSED      MAXIMUM
                                         MAXIMUM      AGGREGATE      AMOUNT OF
   TITLE OF SECURITIES     AMOUNT TO BE  OFFERING      OFFERING     REGISTRATION
    TO BE REGISTERED      REGISTERED(1) PER SHARE(2)  PRICE(2)          FEE(2)
--------------------------------------------------------------------------------
DEFERRED INCENTIVE SAVINGS $70,000,000     100%     $70,000,000     $ 7,490.00
       OBLIGATIONS
--------------------------------------------------------------------------------

(1) The Deferred Incentive Savings Obligations are unsecured obligations of Pitney Bowes Inc. to pay deferred compensation in the future in accordance with the terms of the Pitney Bowes Inc. Deferred Incentive Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated solely for the purpose hereof in accordance with Rule 457 of the Securities Act.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Pitney Bowes Inc., a Delaware corporation (the "Registrant" or the "Company") relating to the Pitney Bowes Inc. Deferred Incentive Savings Plan (the "Plan").

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 13, 2006.

     2. The description of the Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 16, 1996 and as amended on January 16, 1998 and December 19, 2003.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document.

Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement, provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

The Registrant's Exchange Act file number with the Commission is 001-03579.

ITEM 4. DESCRIPTION OF SECURITIES.

The Deferred Incentive Savings Obligations hereby registered consist of certain unfunded and unsecured obligations of the Company arising in favor of persons electing to participate in the Plan. The purpose of the Plan is to aid the Company and its subsidiaries in retaining and attracting executive employees by providing them with savings and tax deferral opportunities. The Plan first became effective for deferral elections made under the Plan on or after September 9, 1996. The Plan has been amended and restated from time to time. The Plan was most recently amended and restated effective January 1, 2003. The Company intends to further amend the Plan in 2006 to comply with the rules promulgated under Internal Revenue Code (IRC) Section 409A with respect to deferrals made after December 31, 2004. The Company will comply in good faith with the requirements of any regulations issued under IRC 409A.

PLAN SUMMARY

DEFERRAL ELECTIONS

The Plan permits executives of the Company electing to participate in the Plan ("Participants") to defer all or any portion of their incentive compensation awards for certain deferral periods. Certain executive officers may also defer a portion of their base salaries under the Plan. The Administrative Committee may establish a minimum annual deferral amount from time to time. Participants may specify the portion of their compensation to be deferred, which elections shall become effective with respect to compensation earned in the calendar year immediately following the enrollment period.

PARTICIPANT ACCOUNTS

When a Participant elects to defer compensation under the Plan, the Company retains the deferred amount and credits the value thereof (and certain compensating accruals described below) by book entry to the applicable notional accounts established and maintained by the Company with respect to such Participant's deferred compensation. Participants are provided periodic statements summarizing their notional account balance and activity during each reporting period.

ASSET ALLOCATION

Participants may designate that their notional accounts be credited with earnings reference to various investment crediting options available under the Plan. Participants may request a change in investment crediting options with respect to some or all notional account balances or future deferrals at any time. The changes will become effective as soon as practicable after the request is received by the Company or its third party record keeper. Any unallocated portion of participant notional account balances will be deemed to be invested in a money market fund.

EARNINGS

Participant notional accounts will be credited with a rate of return (positive or negative) based on the performance of the investment options selected by the Participant. The Company makes available a menu of investment options based on actual market funds or indices. Investments may be added or deleted at the sole discretion of the plan administrator. The Plan is administered by the Executive Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Compensation Committee has delegated to the Administrative Committee (comprised of certain members of the Company's management team) responsibility for performing certain administrative and ministerial functions under the Plan.

DISTRIBUTION

A distribution from the Plan shall be made to a Participant upon the following events:

     RETIREMENT
     Participants who retire will receive their account balance based on their election as follows:
          a.   Full or partial lump-sum payment
          b. The balance in 5, 10 or 15 annual installments as elected by the Participant; the amount of each installment to equal the balance in the account at each subsequent payment date divided by the number of installments remaining to be paid
          c. Account balances less than $50,000 will be distributed in a lump sum.

     TERMINATION
     Participants who terminate employment for any reason other than retirement, will receive their total account balance in a single lump sum.

     DEATH OR DISABILITY
     Upon a Disability (as defined in the Plan) or at the Death of a Participant, the remaining amount in all accounts (including all In-Service accounts) will be paid to the Participant or Beneficiary in a single lump sum.

     IN-SERVICE DISTRIBUTIONS
     A Participant may elect to receive some or all of a particular year's deferral and related earnings on a particular date (the "In-Service distribution date") prior to retirement or termination of employment which is at least three years from the end of the Plan Year. The elected deferral amount is credited to a notional In-Service account with a specified distribution date determined by the Participant.

     Distributions from notional In-Service accounts can be made in a lump sum or in five annual installments. Notional In-Service accounts are typically used to save for specific financial needs at a specified date (i.e. college tuition, etc.).

     FINANCIAL HARDSHIP
     In the event of an unforeseen financial emergency beyond the Participant's control, a Participant may request a withdrawal from the Administrative Committee of an amount necessary to satisfy the hardship (provided that the Participant does not have other resources to meet the hardship).

     VOLUNTARY WITHDRAWAL
     A Participant may request a withdrawal (minimum $2,500) of up to 100% of his/her account balance subject to a forfeiture of 10% of the amount withdrawn, for compensation deferred prior to January 1, 2005.

MODIFYING ELECTIONS
A modification to a Participant's elections under the Plan may be made as follows:

     IN-SERVICE DISTRIBUTIONS
     For deferrals made prior to 12/31/04, Participants may extend each In-Service Distribution Date twice by at least one year (a distribution date may not be accelerated). For deferrals made after 1/1/05, Participants may extend an In-Service Distribution Date, subject to IRC 409A rules.

     RETIREMENT
     For deferrals prior to 12/31/04, a Participant may change the distribution schedule from lump sum to annual installments or from annual installments to lump sum. For Participant deferrals after 1/1/05, a Participant may change the distribution schedule from a lump to annual installments, subject to IRC 409A rules.

TAX CONSEQUENCES AND WITHHOLDING
Under current Federal law, Participant accounts are not subject to Federal income tax (or income tax withholding) until distributed to the Participant. Participant deferrals are subject to FICA withholding (Social Security and Medicare) at the time the deferral is made.

BENEFICIARY DESIGNATION
Participants may designate one or more beneficiaries to receive benefits paid at a Participant's death. Participants may change their Beneficiary designation at any time by completing the proper election form.

RABBI TRUST
The Company has established an irrevocable trust (known as a Rabbi Trust) which enables the Company to transfer assets into the Trust and hold such assets separate from other general corporate assets for the purpose of paying future Participant benefit obligations. In order for the Plan to qualify for important exemptions under the Employee Retirement Income Security Act ("ERISA") and to maintain the tax-deferred status of Participant accounts, assets held in the Rabbi Trust remain available to the general creditors of the Company.

To maintain the tax benefits of the Plan, Participants do not have an ownership interest in Rabbi Trust assets or in any other specific assets of the Company.

CLAIMS

The Plan contains a claims procedure, which is described in detail in the Plan document.

UNFUNDED PLAN

The obligation of the Company to pay Participants the amount of their accounts under the Plan is unfunded and constitutes a general unsecured obligation of the Company that ranks PARI PASSU with other unsecured and unsubordinated indebtedness of the Company. Assets of the Company segregated or identified by the Company for the purpose of paying deferred compensation obligations under the Plan are general corporate assets of the Company subject to the claims of its creditors.

NONASSIGNABILITY

Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person has the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, which are, expressly declared to be unassignable and non-transferable. Upon the death of a Participant, his or her beneficiaries, as designated by the Participant to his or her employer or, in the absence of such designation, by the personal representative of Participant's estate, shall be entitled to payments that would otherwise be made to the Participant under the Plan. The Company's obligations to pay amounts of deferred compensation under the Plan are not convertible into securities of the Company, and Participants have no voting rights with respect to the Plan or such obligations. Such obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having authority to take action with respect to the Plan or the Company's obligations thereunder, and each Participant is responsible for acting independently with respect to, among other things, the giving of notices, responding to any request for consents, waivers or amendments pertaining to the Plan or deferrals thereunder, and enforcing the Company's obligations under the Plan.

PLAN ADMINISTRATION

The Compensation Committee administers the Plan. The Compensation Committee has delegated certain duties and responsibilities to the Administrative Committee, which is comprised of certain members of senior management of the Company. The Compensation Committee has full discretionary authority to interpret the Plan, to determine benefits payable to Participants, to maintain records, to make rules for the regulation of the Plan and to appoint plan administrators and to take other actions necessary for the proper administration of the Plan. The Plan may be amended or terminated at any time and from time to time by the Board of Directors or the Compensation Committee, except that no such amendment may decrease the balance in any Account as accrued at the time of such amendment, nor shall any amendment have a retroactive effect except if such retroactivity does not cause a materially adverse financial effect.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation includes a provision limiting such liability.

The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

Exhibit No. Description
----------- -----------

   4.1      Restated Certificate of Incorporation, as amended
   4.2      Certificate of Amendment to the Restated Certificate of
            Incorporation
   4.3      By-laws, as amended
   5.1      Opinion of Gibson, Dunn & Crutcher LLP
   10.1 Pitney Bowes Inc. Deferred Incentive Savings Plan (as amended and restated effective January 1, 2003)
   23.1     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
   23.2     Consent of PricewaterhouseCoopers LLP

ITEM 9. UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 17th day of March, 2006.

                                        PITNEY BOWES INC.
                                          (Registrant)

                                        By:
                                             /s/ Michael J. Critelli
                                           ------------------------------------
                                        Name:   Michael J. Critelli
                                        Title:  Chairman and Chief Executive
                                                Officer


              NAME AND SIGNATURE                               TITLE                          DATE

                                                     Chairman and Chief Executive         March 17, 2006
                                                     Officer (Principal Executive
           /s/ Michael J. Critelli                   Officer)
---------------------------------------------
               Michael J. Critelli

                                                     Senior Vice President and Chief      March 17, 2006
                                                     Financial Officer (Principal
             /s/ Bruce P. Nolop                      Financial Officer)
----------------------------------------------
                 Bruce P. Nolop

                                                     Vice President - Finance and Chief   March 17, 2006
                                                     Accounting Officer
             /s/ Steven J. Green                     (Principal Accounting Officer)
----------------------------------------------
               Steven J. Green

            /s/ Linda G. Alvarado                             Director                    March 17, 2006
----------------------------------------------
              Linda G. Alvarado

            /s/ Colin G. Campbell                             Director                    March 17, 2006
----------------------------------------------
              Colin G. Campbell

              /s/ Anne S. Fuchs                               Director                    March 17, 2006
----------------------------------------------
                Anne S. Fuchs

               /s/ Ernie Green                                Director                    March 17, 2006
----------------------------------------------
                 Ernie Green

             /s/ James H. Keyes                               Director                    March 17, 2006
----------------------------------------------
               James H. Keyes

            /s/ John S. McFarlane                             Director                    March 17, 2006
----------------------------------------------
              John S. McFarlane

           /s/ Eduardo R. Menasce                             Director                    March 17, 2006
----------------------------------------------
             Eduardo R. Menasce

             /s/ Michael I. Roth                              Director                    March 17, 2006
----------------------------------------------
               Michael I. Roth

            /s/ David L. Shedlarz                             Director                    March 17, 2006
----------------------------------------------
              David L. Shedlarz

           /s/ Robert E. Weissman                             Director                    March 17, 2006
----------------------------------------------
             Robert E. Weissman


                                  EXHIBIT INDEX

                                                                 SEQUENTIALLY
                                                                   NUMBERED
EXHIBIT NO. DESCRIPTION                                             PAGE
----------- -----------                                          ------------

   4.1      Restated Certificate of Incorporation, as
            amended, incorporated by reference to Exhibit
            (3)(a) to Form 10-Q as filed with the Commission
            on August 14, 1996 (Commission file number
            1-3579)                                                  N/A

   4.2      Certificate of Amendment to the Restated
            Certificate of Incorporation (as amended May 29,
            1996), incorporated by reference to Exhibit
            (3)(a.1) to Form 10-K as filed with the
            Commission on March 27, 1998 (Commission file
            number 1-3579)                                           N/A

   4.3      By-laws, as amended, incorporated by reference
            to Exhibit 3(ii)) to Form 10-Q as filed with the
            Commission on November 16, 1998 (Commission file
            number 1-3579)                                           N/A

   5.1      Opinion of Gibson, Dunn & Crutcher LLP                    14

   10.1     Pitney Bowes Inc. Deferred Incentive Savings
            Plan, as amended and restated effective January
            1, 2003, incorporated by reference to Exhibit
            (vi) to Form 10-K as filed with the Commission
            on March 13, 2006 (Commission file number
            1-3579)                                                  N/A

   23.1     Consent of Gibson, Dunn & Crutcher LLP
            (contained in Exhibit 5.1)                               N/A

   23.2     Consent of PricewaterhouseCoopers LLP                     16